                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 2, 1998
                                                 -------------------


                              fonix corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                   Delaware
--------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


       0-23862                                         22-2994719
---------------------------                ------------------------------------
(Commission file number)                   (I.R.S. Employer Identification No.)



  180 West Election Drive, Suite 200
  Draper, Utah                                                84020
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (801) 553-6600



                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 31, 1998, fonix corporation, a Delaware corporation, (the "Company" or "fonix") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among fonix, ASI Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of fonix ("AAC"), and Articulate Systems, Inc., a Delaware corporation with its principal place of business in Woburn, Massachusetts ("Articulate"). Pursuant to the Merger Agreement, Articulate would be merged (the "Merger") with and into AAC, with AAC being the surviving entity. Prior to the Merger, there was no material relationship between fonix and any of its affiliates, directors or executive officers, on the one hand, and Articulate or any of its affiliates, directors or executive officers, on the other hand. The Merger was unanimously approved and recommended to their respective stockholders by the boards of directors of AAC and Articulate, and was approved by the affirmative vote of a majority of the stockholders of both Articulate and AAC, as required by the law of the states of Delaware and Utah, respectively. The Merger was also approved by the board of directors of fonix. The transactions contemplated by the Merger Agreement were consummated on September 2, 1998 (the "Closing"), as is described below. At the Closing, the parties to the Merger Agreement entered into an Amendment No. 1 to Agreement and Plan of Merger, dated as of September 2, 1998 (the "Amendment No. 1").

     Background of the Merger

     Articulate is engaged in the development of enterprise level, integrated clinical reporting systems for vertical market opportunities. Articulate's current market focus is providing solutions for healthcare organizations for cost effective and rapid capture, transcription and management of dictated clinical information across a network. Specifically, Articulate develops, markets and supports through various strategic alliances an integrated dictation/transcription solutions process called PowerScribe(R), to healthcare organizations utilizing advanced continuous speech recognition technology to significantly automate medical reporting. The PowerScribe(R) system is intended to be user friendly to physicians and other medical professionals, to significantly reduce transcription costs and report turnaround time, and to provide other key benefits without sacrificing dictation accuracy or physician acceptance. PowerScribe(R) for Radiology, Articulate's first product, began shipping in September 1997. Articulate is in the process of developing a suite of solutions for the healthcare and other markets.

     fonix, since 1994, has been engaged in research and development of certain proprietary automatic computer voice recognition and related technologies (collectively the "Core Technologies"). fonix believes that the Merger presents an opportunity for fonix to diversify its operations and offer voice recognition products that are complementary to its existing Core Technologies. fonix believes that its entry into the $6 billion medical transcription industry with Articulate's PowerScribe(R) and future voice driven medical products will allow the Company to become a leader in that market. There can be no assurance, however, that significant marketing opportunities will accrue to fonix as a result of the Merger.

     Terms of the Merger

     The Merger Agreement provided that, after the consummation of the Merger, AAC would continue the business of Articulate as a wholly-owned subsidiary of fonix. Pursuant to the Merger, AAC is to acquire all of the assets and assume all of the liabilities of Articulate. Upon the filing of a certificate of merger with the Secretary of State of Delaware and articles of merger with the Utah Department of Commerce (the "Effective Date"), which occurred on September 2, 1998, the separate corporate existence of Articulate ceased. AAC will continue the operations of Articulate after the consummation of the Merger under AAC's Articles of Incorporation and Bylaws. The Merger Agreement provides that the directors and officers of Articulate each resign their positions immediately before the Effective Date in favor of the directors and officers of AAC. The principal executive offices of AAC from and after the Effective Date will be 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801, and its telephone number is (781) 935-5656.

     Consideration

     Pursuant to the Merger Agreement, as consideration for fonix's acquisition by merger of Articulate, fonix has tendered or will tender to the stockholders of Articulate, in the aggregate, (i) 3,155,751 shares of the restricted common stock of fonix ("Merger Shares"), and (ii) cash payment ("Cash Payment") of $12,534,588 (the Merger Shares and the Cash Payment are referred to collectively herein as the "Merger Consideration"). At Closing, 13 of the Articulate stockholders agreed to accept a portion of the Cash Payment payable to them in the form of demand notes bearing interest at the rate of 8.5% per annum, payable at any time after November 1, 1998. The aggregate principal amount of such notes is $4,747,339. Additionally, the Company agreed to pay seven Articulate employees cash bonuses in the aggregate amount of $857,000. At Closing, the Company delivered demand notes representing $452,900 of that aggregate bonus amount. The balance is payable on or before January 31, 1999. The method of calculating the Merger Consideration was as follows:

     At Closing, each share of capital stock of Articulate (including common stock, Series A, B, C and D Preferred Stock, and common stock underlying unexercised stock options) outstanding immediately prior to Closing was exchanged for the right to receive 1.1422 Merger Shares and Cash Payment in the amount of $ 4.5266.

     Pursuant to the Amendment No. 1, in addition to the Merger Consideration, the holder of each share of Articulate capital stock will be entitled to receive
 .7057 shares of additional fonix common stock ("Additional Shares"). The Additional Shares will be issued to an escrow agent pending the approval of the stockholders of fonix of the creation of a new class of non-voting common stock to be issued in lieu thereof on a pro rata basis to all Articulate stockholders (as described in Exhibit "A" to Amendment No. 1). If such shareholder approval is not obtained within the time specified in the Amendment No. 1, the Additional Shares will be distributed to the Articulate capital stockholders, pro rata.

     The total purchase price for the Merger (including the Merger Shares, the Cash Payment and the Additional Shares) was determined pursuant to arms-length negotiations between fonix and Articulate.

     After the merger, the former shareholders of Articulate, constituting 62 persons, beneficially own 8.8% of the total 58,586,633 shares of fonix common stock issued and outstanding as of the date hereof.

     Prior to the Effective Date, Articulate's principal place of business was Woburn, Massachusetts, and its principal executive offices were located at 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801. At that address, Articulate occupied approximately 9,600 square feet of office space, which is leased subject to a 15-month lease. Pursuant to the Merger, fonix, through AAC, has agreed to assume that lease and will continue the business operations of Articulate at that location, although the principal executive offices of the Company and AAC will be located in Draper, Utah, at fonix's corporate headquarters.

     Prior to the Merger, Articulate owned or leased the equipment used in its business. After the Merger, AAC intends to continue to use the same equipment (whether owned or leased by Articulate) for the same business as was conducted by Articulate prior to the Merger.

     The Cash Payment component of the Merger Consideration paid to date was obtained by fonix pursuant to a private placement of its preferred stock that was consummated as of August 31, 1998. (See Item 5., below.)

     Additional Terms

     Pursuant to an Escrow Agreement executed on September 2, 1998, fonix and Articulate agreed to place 315,575 Merger Shares in escrow as the sole recourse of fonix in the event of any breach by Articulate of the representations and warranties included in the Merger Agreement. The term of the escrow arrangement is one year, after the expiration of which, the shares deposited into escrow, less any amount deemed to be payment to fonix for damages suffered as a result of any breach by Articulate, are to be remitted, pro-rata, to the Articulate shareholders in proportion to the percentage of Articulate common stock owned by them prior to the consummation of the Merger.

Item 5.  Other Information

     March 1998 Private Placement of Common Stock
     --------------------------------------------

     On March 12, 1998, the Company completed a private placement (the "March 1998 Offering") of up to 6,666,666 shares of its restricted common stock to seven accredited investors. The total purchase price to be paid by the investors pursuant to the March 1998 Offering was $30,000,000. Of that amount, $15,000,000 was received by the Company on March 12, 1998, in return for which the Company issued a total of 3,333,333 shares of restricted common stock. Finders' fees of $870,000 were paid in connection with the $15,000,000 received. The remainder of the purchase price was to be paid by the investors on July 27, 1998 (60 days after the effectiveness of a registration statement that the Company filed with the Securities and Exchange Commission covering the common stock issued and issuable to the investors) (the "Second Funding Date"), provided that, as of such date, certain conditions were satisfied.

     Additionally, the investors in the March 1998 Offering had certain "reset" rights pursuant to which the investors would receive additional shares of restricted common stock ("Reset Shares") if the average market price of the Company's common stock for the 60-day periods following the initial closing date and the Second Funding Date did not equal or exceed $5.40 per share.

     In June and August 1998, some of the investors in the March 1998 Offering provided $3,000,000 in additional funding ("Supplemental Funding") in exchange for which the Company issued a total of 666,666 shares of common stock subject to the terms and conditions of the March 1998 Offering documents (including the Reset Share provisions). The Company did not thereafter receive and does not anticipate receiving in the future any other funding pursuant to the March 1998 Offering.

     August 31, 1998 Private Placement of Series D Preferred Stock
     -------------------------------------------------------------

     On August 31, 1998, the Company commenced a private placement (the "Preferred Offering") of up to $12,000,000 of its Series D 4% Convertible Preferred Stock ("Series D") to approximately eight accredited institutional investors. In connection with the Preferred Offering, as of August 31, 1998, the Company received $10,000,000 in new funding, in return for which it issued 500,000 shares of Series D to four accredited investors. Additionally, the Company entered into an agreement with the investors who participated in the March 1998 Offering to issue a total of 608,333 shares of Series D in return for those investors' agreement to terminate the Company's obligations with respect to issuing Reset Shares in respect of the 3,333,333 shares of common stock issued to them in March 1998. However, in respect of the 666,666 shares of common stock issued to several of those investors as a result of their advancement of the Supplemental Funding, notwithstanding the failure of certain conditions as of the Second Funding Date, the Company agreed to issue a total of 1,390,476 Reset Shares. In light of the agreement set forth in the Preferred Offering, the Company has no further obligations to issue any securities under the terms of the March 1998 Offering.
tem 7. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     It is impractical for the Company to provide the audited financial statements of Articulate as required by Item 7(a) of Form 8-K. The Company undertakes that it will file the required audited financial statements within the time allowed by Form 8-K.

     (b) Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information as required by Item 7(b)of Form 8-K. The Company undertakes that it will file the required pro forma financial information within the time period allowed by Form 8-K.

     (c) Exhibits.  The following are filed as exhibits to this Current Report:

       Exhibit
         No.        Description
     __________     ____________________________________

      (2)(a) Agreement and Plan of Merger among fonix, AAC and Articulate, dated as of July 31, 1998.

                    Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

      (2)(b) Amendment No. 1 to Agreement and Plan of Merger, dated as of September 2, 1998.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         fonix corporation



                         By: /s/ Douglas L. Rex
                          ------------------------------------
                         Douglas L. Rex,
                         Chief Financial Officer

Date:    September 17, 1998

                                 EXHIBIT INDEX


       Exhibit
        No.         Description
     ___________    ___________________________________

      (2)(a) Agreement and Plan of Merger among fonix, AAC and Articulate, dated as of July 31, 1998.

                    Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

      (2)(b) Amendment No. 1 to Agreement and Plan of Merger, dated as of September 2, 1998.